EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 27, 2012, (April 3, 2013 as to the effects of the reverse stock split described in Notes 1 and 12), relating to the consolidated financial statements of Paragon Shipping Inc. and subsidiaries (the "Company") appearing in the Annual Report on Form 20-F/A of the Company for the year ended December 31, 2012.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
April 18, 2013